EXHIBIT 21


                           Subsidiaries of the Company


                                        Percentage           Jurisdiction of
Subsidiaries                            Owned                 Incorporation
------------                            ----------           ---------------

American Savings Bank of NJ             100%                 United States

ASB Investment Corp                     100%                 New Jersey